Exhibit 99.1

Contacts:	Kerry McAnistan
Investor Relations Assistant
Palomar Medical Technologies, Inc.
781-993-2411
ir@palomarmedical.com

Palomar Signs Memorandum of Understanding Regarding Settlement of

Delaware Merger Litigation

Burlington, MA– June 10, 2013 –Palomar Medical Technologies, Inc. (NASDAQ: PMTI) today announced that it has entered into a memorandum of understanding with plaintiffs in the Delaware putative stockholder class action lawsuits described in Palomar’s definitive proxy statement, dated May 23, 2013. The memorandum of understanding contemplates that the parties will enter into a stipulation of settlement with respect to the Delaware class action lawsuits. The stipulation of settlement will be subject to customary conditions, including court approval following notice to Palomar’s stockholders. Pursuant to the memorandum of understanding, Palomar will file with the U.S. Securities and Exchange Commission a Current Report on Form 8-K that will contain disclosure that supplements the definitive proxy statement.

About Palomar

Palomar designs, produces and sells the most advanced cosmetic lasers and intense pulsed light (IPL) systems to dramatically improve the appearance of women’s and men’s skin. For over 15 years, Palomar has pioneered the science of using lasers and light to improve appearances. As the industry’s technology leader, Palomar has invested in creating cosmetic laser and IPL systems that put real value in the hands of physicians and other professionals to benefit consumers. Thousands of physicians worldwide trust and depend on Palomar technology to not only introduce new aesthetic treatments such as advanced laser hair removal, laser liposuction, skin resurfacing, acne, laser treatments for scars, wrinkle treatment, stretch marks (striae), and photofacials for pigmented and vascular lesions, but to also make them robust, faster, more powerful, and more comfortable for those being treated.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements relating to the expected settlement of the litigation described above. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements. These risk factors include, but are not limited to: the risk that the parties will fail to enter into a stipulation of settlement; the risk that the Court of Chancery will refuse to approve any stipulation of settlement; and other factors, which are detailed from time to time in Cynosure’s and Palomar’s SEC reports, including their reports on Form 10-K for the year ended December 31, 2012, as amended, any subsequently filed quarterly reports on Form 10-Q and the Cynosure Registration Statement on Form S-4 (File No. 333-187895). Readers are

cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Neither Cynosure nor Palomar undertakes any obligation to release publicly the result of any revisions to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER WITH CYNOSURE AND WHERE TO FIND IT

In connection with the proposed merger, Cynosure has filed with the SEC a Registration Statement on Form S-4 (File No. 333-187895), as it may be amended from time to time, that includes the Proxy Statement, which is a joint proxy statement of Cynosure and Palomar that also constitutes a prospectus of Cynosure. The Registration Statement was declared effective by the SEC on May 23, 2013. Palomar and Cynosure also have filed and plan to file other relevant documents with the SEC regarding the proposed merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

You may obtain a free copy of the Proxy Statement and other relevant documents filed by Cynosure and Palomar with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting Cynosure’s Investor Relations Department at (617) 542-5300 or CYNO@investorrelations.com, or by contacting Palomar’s Investor Relations Department at (781) 993-2411 or ir@palomarmedical.com.

Cynosure and Palomar and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about Cynosure’s directors and executive officers is available in the Proxy Statement under the heading “Information About Cynosure’s Directors, Officers and 5% Stockholders.” As of May 21, 2013, Cynosure’s directors and executive officers beneficially owned approximately 2.9 million shares, or 17.0%, of Cynosure’s Class A common stock. Information about Palomar’s directors and executive officers is available in Palomar’s Amendment No. 1 on Form 10-K/A filed on April 26, 2013 and in the Proxy Statement. As of May 21, 2013, Palomar’s directors and executive officers beneficially owned approximately 2.5 million shares, or 11.8%, of Palomar’s common stock. Additional information regarding the interests of Palomar’s directors and executive officers in the proposed merger, including information relating to the acceleration of Palomar equity awards; the election of Mr. Caruso as Cynosure’s President and Vice Chairman of the Board of Directors; amendments to existing Palomar employment agreements; a new employment agreement between Cynosure and Mr. Caruso; indemnification and insurance matters relating to Palomar directors and executive officers; and golden parachute compensation, can be found in the Proxy Statement under the heading “Interests of Directors and Executive Officers of Palomar in the Merger.” Investors should read the Proxy Statement carefully before making any voting or investment decisions. You may obtain free copies of these documents from Cynosure or Palomar using the sources indicated above.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

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